FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2003

INTERNATIONAL SPEEDWAY CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (386) 254-2700

No Change
(Former name or address, if changed since last report)

Item 9. Regulation FD Disclosure.   The Company issued a press release on October 29, 2003 that advised that the CART Champ Car and the NASCAR Winston West Series events scheduled for November 1 and 2, 2003 at The California Speedway had been postponed because of the state of emergency due to the wildfires in southern California.  A copy of the release is attached as an exhibit.  The Company today issued a press release that two events had been officially canceled and which provided guidance concerning the expected impact to the Company’s fourth quarter results as a result of the cancellations.  A copy of that release is also attached as an exhibit.

 Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	10/29/03 Press Release	Filed herewith
2	(99.1)	10/30/03 Press Release	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	10/30/2003	/s/ Susan G. Schandel
Susan G. Schandel, Vice President & Chief Financial Officer